EXHIBIT 99.1
News Release
FOR IMMEDIATE RELEASE
Richard “Chan” Peterson Named to
Centrue Financial Corporation Board of Directors
ST. LOUIS, MO, September 26, 2011 — Centrue Financial Corporation (OTCQB: TRUE) Chairman Dennis J. McDonnell has announced the appointment of Richard “Chan” Peterson to the Centrue Financial Corporation and Centrue Bank Board of Directors.
“Chan will be an excellent complement and is a welcome addition to the current Board,” remarked McDonnell on the appointment. “His banking experience and leadership, particularly in the areas of strategic planning, organizational restructuring and change management, has proven to be highly impactful to the organizations in which he has served. As we look to strengthen our franchise through a renewed focus on sales and service, Chan’s strong retail and business banking background will undoubtedly be helpful as we also welcome him as a member of the Board of Directors of Centrue Bank, the Company’s wholly-owned bank subsidiary.”
With 30 plus years of executive leadership within high profile organizations, Peterson has most recently been the managing principal and co-founder of Hermitage Capital Partners, a start-up private equity venture formed to acquire, re-capitalize and aggregate troubled community banks in the Chicago market. He also served as EVP and Head of Community Banking with Banco Popular North America where he championed the development of a sales organization while leading organizational and operational changes that were key in increasing net income. He also served as EVP and New Jersey Market Manager for Fleet Bank, N.A.
Peterson was appointed to the holding company board in conjunction with the United States Department of the Treasury as the sole holder of the Company’s Class C Fixed Rate Cumulative Perpetual Preferred Stock. Pursuant to the terms of this stock, the Treasury Department has the right to elect up to two members to the Board of Directors upon the deferral of six dividend payments. Members of the Board of Directors elected by the Treasury Department have the same fiduciary duties and obligations to all of the shareholders of Centrue Financial Corporation as any other member of the Board of Directors.

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About the Company
Centrue Financial Corporation is a regional financial services company headquartered in St. Louis, Missouri and devotes special attention to personal service. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central Illinois down to the metropolitan St. Louis area.
Further information about the Company is available at its website at http://www.centrue.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions. The Company’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company’s market areas; the Company’s implementation of new technologies; the Company’s ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Contact:	Kurt R. Stevenson President and Chief Executive Officer Centrue Financial Corporation kurt.stevenson@centrue.com

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